UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

INVO BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-147330	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cummings Center, Suite 421E, Beverly, MA	01915
(Address of principal executive offices)	(Zip Code)

(978) 878-9505
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 5, 2009, INVO Bioscience, Inc. (“we,” the “Company” or “IVOB”) commenced a private placement offering of convertible promissory notes (the “Notes”) for an aggregate principal amount of up to $500,000 (the “Bridge Offering”).  On July 15, 2009, IVOB consummated the initial closing of the Bridge Offering in the total principal amount of $100,000 to one accredited investor (the “Initial Investor”). IVOB expects to consummate additional closings for the Bridge Offering over the next 60 to 90 days, although no assurances can be made that the remaining amount of the Bridge Offering will be consummated.

Each Note bears interest, payable in shares of common stock, at a rate equal to 9-12% per annum from the date of issuance of the Note until paid in full on the Maturity Date (defined below). The Initial Investor’s Note has a 12% interest rate. All outstanding principal and accrued interest under each Note is payable on the first to occur of (i) one year following the original issue date (as defined below), or (ii) the follow-on financing of at least $2,500,000 (the “Maturity Date”). IVOB can pre-pay the Note at any time without penalty or premium. The Notes are secured and carry detachable Common Stock purchase warrants.  The Notes rank junior to the Company’s SBA $50,000 Century Bank Line of Credit Loan and shall rank senior in all respects to all other existing and future indebtedness of the Company.

The Notes are convertible into IVOB Common Stock (“Common Stock”) at a conversion price of $0.10 per common stock share. The Investor has the option to convert all or any portion of the principal amount of the Note outstanding at any time, together with any accrued and unpaid interest hereunder into shares of Common Stock at the conversion price. Additionally under the Purchase Agreement (the “Purchase Agreement”), effective as of July 15, 2009, by and among IVOB and the Initial Investor, as additional consideration for the investment in the Notes, IVOB issued a warrant to  purchase the number of shares of Common Stock equal to 100% of the quotient of the principal amount of the Note issued to such Investor divided by the Conversion Price, as set forth in such Note, which the Conversion (of the note) Price initially shall equal $0.10 per share and the exercise price of the Warrants shall equal $0.20 per share.  The Purchase Agreement also includes certain negative covenants of the Company, including, without limitation, limitations on:  incurring additional indebtedness and liens, transactions with affiliates and payment of dividends.

The Company engaged Hallmark Investments, Inc. (“Hallmark”) to act as its placement agent on an exclusive basis in connection with this private placement.  Hallmark, if successful in assisting IVOB in securing the Bridge Offering will be compensated the following placement fee; a cash payment equal to ten percent (10%) of the gross proceeds raised and five (5) year Common Stock Purchase Warrants equal to ten percent (10%) of the number of shares of common stock underlying any debt placed by Hallmark, as more fully described in the Offering Document. The Company also agreed to pay the expenses of Hallmark. The Common Stock Purchase Warrants will have features identical to the Warrants issued to the investors.

 The description above summarizes the material terms of the Note, Purchase Agreement, Warrant Purchase Agreement and Hallmark Investments Agreement. The description above is qualified in its entirety by the text of the forms of the Agreements filed as exhibits to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated into this Current Report on Form 8-K by reference.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. IVOB believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.  The facts relied upon to claim the exemption include: (i) the purchaser represented that he purchased shares from the Company for investment and not with a view to distribution to the public; (ii) the certificate issued for unregistered securities contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities; (iii) the purchaser represented that he is an accredited investor and sophisticated and is familiar with our business activities; and (iv) the purchaser was given full and complete access to any corporate information requested by them.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Form of Senior Secured Convertible Promissory Note
10.2	Form of Purchase Agreement
10.3	Form of Warrant Purchase Agreement
10.4	Hallmark Investments, Inc. Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INVO Bioscience, Inc.

Date: July 17, 2009	By:	/s/ Robert Bowdring
Robert Bowdring
Chief Financial Officer

Exhibit Index

10.1	Form of Senior Secured Convertible Promissory Note
10.2	Form of Purchase Agreement
10.3	Form of Warrant Purchase Agreement
10.4	Hallmark Investments, Inc. Agreement